UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 30, 2003

ARTESIAN RESOURCES CORPORATION
--------------------------------------------------------------
(exact name of registrant as specified in its charter)

Delaware	0-18516	51-0002090
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

664 Churchmans Road, Newark, Delaware	19702
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-453-6900

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits

 Exhibit
Number

Description

99.1

Press Release dated July 30, 2003.

Item 12.

Results of Operations and Financial Condition.

On July 30, 2003, Artesian Resources Corporation (the "Company") issued a press release reporting its financial results for the quarter ended June 30, 2003.  The press release is attached as Exhibit 99.1 and it is incorporated herein by reference.

The foregoing information and the information set forth in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

Date: July 31, 2003

By: /s/Dian C. Taylor

 Dian C. Taylor
President, Chief Executive Officer and Chair of the Board

ARTESIAN RESOURCES CORPORATION

Date: July 31, 2003

By: /s/David B. Spacht

 David B. Spacht
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBIT

 Exhibit
Number

Description

99.1

Press Release dated July 30, 2003

Exhibit 99.1

ARTESIAN RESOURCES CORPORATION

Newark, DE, July 30, 2003 - Artesian Resources Corporation (ARTNA) today announced that revenues for the six months ended June 30, 2003 were $18.0 million as compared to $16.4 million for the same period in 2002, an increase of 9.8%.  Earnings available to common shareholders for the same period were $1.9 million, up from $1.4 million as reported for the same period in 2002, an increase of 34.2%.  Basic and diluted earnings per share were $0.50 and $0.49, respectively, for the six months ended June 30, 2003, as compared to $0.45 and $0.43, respectively, for the same period last year, an 11.1% increase in basic earnings per share.  On June 30, 2003 the Company issued approximately 1.3 million additional common shares as a result of the 3 for 2 stock split declared April 30, 2003.

Revenues for the second quarter of 2003 were $9.5 million as compared to $8.6 million for the same period in 2002, an increase of 9.4%.  Earnings available to common shareholders this quarter were $1.2 million, up 35.5% from $0.9 million as reported for the second quarter of 2002.  Basic and diluted earnings per share were $0.31, for the quarter, as compared to $0.27 and $0.26, respectively, for the same period last year, a 14.8% increase in basic earnings per share.

Artesian's Board of Directors declared a regular quarterly dividend of $0.1984 per share on the Class A and Class B Common stock payable on August 22, 2003, to shareholders of record at the close of business on August 11, 2003.  The current annual dividend rate, as adjusted for the 3 for 2 stock split is $0.7936 per share.

Despite the frequent rainfall in 2003 which has negatively impacted water sales revenue, continued efforts to control expenses has resulted in an overall decrease in operation and maintenance expense to sales ratio to 53.6% for the six month period ended June 30, 2003 from 57.9% for the same period last year.  This reduction has resulted in increased net income for both the quarter and six month period.  Although we will continue efforts to manage expenses, purchased water expense will increase in the second half of the year as we fulfill our minimum take obligations.

Our revenues from contract operation services and our non-regulated wastewater operations during the first half of 2003 increased by $220,000 compared to the same period a year ago.  The wastewater treatment plant that Artesian Wastewater Management operates for the city of Middletown, which was completed in July 2002, in now fully operational.

Artesian Resources Corporation, through our wholly owned subsidiary Artesian Water Company, is the largest investor owned regulated public water utility in the State of Delaware and has been providing water within the state since 1905.  We distribute and sell water to residential, commercial, industrial, governmental, municipal and utility customers throughout the state.  As of June 30, 2003, we had approximately 68,700 metered customers, providing water service to about 228,000 residents, approximately 28% of Delaware's total population.

 Artesian Resources Corporation
Condensed Consolidated Statement of Operations
(In thousands, except share and per share data)

 (Unaudited)
Three months ended
June 30, 2003

 (Unaudited)
Three months ended
June 30, 2002

 (Unaudited)
Six months ended
June 30, 2003

 (Unaudited)
Six months ended
June 30, 2002

Operating Revenues

$

9,453

$

8,644

$

17,991

$

16,388

Operating Expenses

Operations and Maintenance Expenses

4,819

4,887

9,649

9,489

Depreciation and Amortization

889

808

1,736

1,620

State & Federal Taxes

847

666

1,346

1,038

Property and Other Taxes

522

427

1,019

872

7,077

6,788

13,750

13,019

Operating Income

2,376

1,856

4,241

3,369

Miscellaneous Income (deduction)

71

164

133

315

 Total Income

2,447

2,020

4,374

3,684

Interest Charges

1,228

1,112

2,383

2,228

Net Income

1,219

908

1,991

1,456

Preferred Dividend Requirement & Redemption Premium

2

10

66

22

Earnings Applicable to Common Stock

$

1,217

$

898

$

1,925

$

1,434

Basic Average Shares Outstanding

3,875,502

*

3,343,659

*

3,870,803

*

3,209,934

*

Primary Earnings Per Share

$

0.31

*

$

0.27

*

$

0.50

*

$

0.45

*

Fully Diluted Shares Outstanding

3,976,073

*

3,430,286

*

3,963,936

*

3,297,308

*

Fully Diluted Earnings per Share

$

0.31

*

$

0.26

*

$

0.49

*

$

0.43

*

*Shares outstanding and per share amounts restated to reflect a three for two stock common stock split effective May 30, 2003.

 Artesian Resources Corporation
Condensed Consolidated Balance Sheet
(In thousands)

 Unaudited
June 30, 2003

December 31, 2002

ASSETS

Utility Plant, at original cost less accumulated depreciation

$ 175,107

$ 167,338

Current Assets

$ 7,954

$ 11,920

Regulatory and Other Assets

$ 4,043

$ 3,814

$ 187,104

$ 183,072

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CAPITALIZATION AND LIABILITIES

Stockholders' Equity

$ 51,856

$ 51,176

Long Term Debt, Net of Current Portion

$ 63,953

$ 64,070

Current Liabilities

$ 11,375

$ 9,531

Advances for Construction

$ 18,831

$ 19,457

Contributions in Aid of Construction

$ 29,448

$ 28,643

Other Liabilities

$ 11,641

$ 10,195

$ 187,104

$ 183,072

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